                                                                   Exhibit 99.1
                                                                  March 16, 2006

                                                             Contact:  Ron Kurtz
                                                                  (713) 267-3686

                        MAXXAM REPORTS RESULTS FOR FOURTH QUARTER,
                                     TWELVE MONTHS OF 2005

HOUSTON, Texas (March 16, 2006) - MAXXAM Inc. (AMEX: MXM) reported net income of
$15.5  million,  or $2.22 income per share,  on a fully diluted  basis,  for the fourth  quarter of 2005,  compared to a net loss of $0.8  million,  or $0.13 per share loss,  for the same period a year ago. Net sales for the fourth quarter of
2005 totaled $130.4 million, compared to $104.6 million in the fourth quarter of
2004.

For 2005,  MAXXAM reported a net loss of $4.0 million,  or $0.66 per share loss, compared to a net loss of $46.6 million,  or $7.79 per share loss, for 2004. Net sales for 2005 were $406.4 million, compared to $347.5 million for 2004.

FOREST PRODUCTS OPERATIONS

Net sales for forest  products  operations  decreased  to $45.0  million for the fourth  quarter of 2005, as compared to $52.9 million for the fourth  quarter of
2004.  The $7.9  million  decrease  in net sales was due to a decline  in lumber shipments,  compounded by a decline in the average sales price of redwood lumber during the fourth quarter of 2005, as compared to the same period in 2004.

Operating  losses were $5.4 million for the fourth quarter of 2005,  compared to operating  income of $2.2 million during the same period in 2004,  primarily due to decreased net sales,  higher production costs, and a $4.6 million  impairment charge related to the write down of certain long-lived assets.

REAL ESTATE OPERATIONS

Real estate sales were $73.1 million for the fourth quarter of 2005, as compared to $39.7 million during the same period a year ago. This significant increase is due to several large  acreage and parcel sales at the  Company's  Palmas del Mar and Mirada  developments during the fourth quarter of 2005. As the proceeds from these  sales have not been  redeployed  in other real  estate  assets,  the real estate  segment  does not expect  that it will be able to achieve  this level of quarterly sales in the future.

RACING OPERATIONS

Net sales and operating results for the Company's racing operations improved for the fourth quarter of 2005, as compared to the same period in 2004,  principally due to increased wagering.

CORPORATE AND OTHER

The Corporate  segment's  operating losses represent general and  administrative expenses  that are not  specifically  attributable  to the  Company's  operating segments. Investment,  interest and other income was $9.0 million for the fourth quarter of 2005,  as  compared to $3.8  million for the fourth  quarter of 2004.
This  increase is primarily  the result of a reversal of a liability  related to prior period intercompany interest and an increase in investment income.

PALCO - SCOTIA LLC LIQUIDITY UPDATE

Prior to the  issuance of this press  release,  MAXXAM  filed its report on Form
10-K  with the  Securities  and  Exchange  Commission.  The  Notes to  Financial
Statements and other sections of the Form 10-K discuss how the cash flows of The
Pacific Lumber Company (Palco) and Scotia Pacific Company LLC (ScoPac), indirect subsidiaries  of MAXXAM,  have been  materially  adversely  affected  by ongoing regulatory,  environmental  and  litigation  challenges.  Both  Palco and ScoPac continue to experience liquidity difficulties.

ScoPac's management has concluded that, in the absence of significant regulatory relief and accommodations,  ScoPac's annual timber harvest levels and cash flows from  operations  will,  for at least the next several years,  be  substantially below both historical levels and the levels necessary to allow ScoPac to satisfy its debt service  obligations  in respect of the Timber Notes.  ScoPac  projects that, without  additional  liquidity,  its cash flows from operations,  together with  funds  available  under its line of  credit,  will be  insufficient,  by a substantial  amount,  to pay the entire  amount of interest  due on the July 20,
2006,  payment date on its Timber Notes.  ScoPac also expects to incur  interest shortfalls  for at least the next several  years after the July 20, 2006 payment
date.  As  previously   announced,   in  order  to  address   future  cash  flow
requirements,  ScoPac is in the  process  of  marketing  certain  non-timberland properties  such as  ranchlands  and  recreational  areas,  as  well as  certain non-strategic  timberlands.  There  can be no  assurance  that  these  marketing efforts  will be  successful.  To the extent  that  ScoPac is unable to generate sufficient  additional  liquidity  from sales of these  properties,  the Company expects  that ScoPac  will be forced to take  extraordinary  actions,  which may include:  laying off employees,  shutting down various  operations,  and seeking protection by filing under the Bankruptcy Code.

Palco is in  default  under its $35.0  million  term loan and its $30.0  million asset-based  revolving credit facility.  Palco estimates that without  necessary amendments to these credit agreements and/or  sufficient  additional  liquidity, its cash flow from operations, together with funds available under its revolving credit facility, will not provide sufficient liquidity to fund its current level of operations for the next several  years.  In the event that Palco is unable to secure the  necessary  liquidity to fund its  expected  future  working  capital shortfalls, it would be forced to take extraordinary actions, which may include:
further  reducing  expenditures  by laying off employees,  shutting down various operations, and seeking protection by filing under the Bankruptcy Code.

Deloitte & Touche LLP's ("Deloitte's") audit report on MAXXAM's Consolidated
Financial  Statements  for  the  year  ended  December  31,  2005,  contains  an explanatory paragraph concerning these matters, which states that the cash flows
of  MAXXAM  Inc.'s  wholly  owned  subsidiary,   Palco,  and  its  wholly  owned
subsidiary,  ScoPac,  have  been  adversely  affected  by  delays  in  obtaining regulatory  approvals  to harvest  timber,  and that the  difficulties  Palco is experiencing in meeting its loan agreement  covenants and ScoPac's  difficulties paying the interest on the Timber Notes raise  substantial  doubts about Palco's and ScoPac's  ability to continue as going concerns.  Further,  Deloitte's audit report states that the  difficulties  of these  subsidiaries  raise  substantial doubt about the ability of MAXXAM Inc. and  subsidiaries to realize their timber related  assets and discharge  their timber  related  liabilities  in the normal course of business and continue as a going concern.

OTHER MATTERS

As previously  announced in prior earnings  statements,  MAXXAM may from time to time purchase  shares of its common stock on national  exchanges or in privately negotiated transactions.

                             176-011007

Company press releases may contain  statements that constitute  "forward-looking statements" within the meaning of the Private  Securities  Litigation Reform Act of 1995. The company cautions that any such  forward-looking  statements are not
guarantees   of  future   performance   and   involve   significant   risks  and
uncertainties,  and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.

                                               MAXXAM INC. AND SUBSIDIARIES

                                       CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (In millions of dollars, except per share amounts)

                                                                   Three Months Ended                 Twelve Months Ended
                                                                      December 31,                        December 31,
                                                               ---------------------------        -----------------------------
                                                                  2005             2004              2005              2004
                                                               -----------        --------        -----------        ----------
                                                                      (Unaudited)
     Net sales:
                  Forest products operations               $         45.0     $      52.9      $       181.8     $       202.1
                  Real estate operations                             73.1            39.7              178.3              94.8
                  Racing operations                                  12.3            12.0               46.3              50.6
                                                               -----------        --------        -----------        ----------
                                                                    130.4           104.6              406.4             347.5
                                                               -----------        --------        -----------        ----------

     Costs and expenses                                            (103.9)          (91.3)            (350.9)           (333.2)
                                                               -----------        --------        -----------        ----------

     Operating income (loss):
                  Forest products operations                         (5.4)            2.2              (13.4)              5.4
                  Real estate operations                             40.6            19.4               89.0              29.7
                  Racing operations                                  (1.2)           (1.4)              (4.1)             (3.1)
                  Corporate                                          (7.5)           (6.9)             (16.0)            (17.7)
                                                               -----------        --------        -----------        ----------
                                                                     26.5            13.3               55.5              14.3
                                                               -----------        --------        -----------        ----------

     Other income (expense):
                  Investment, interest and other income               9.0             3.8               18.6              12.8
                  Interest expense                                  (20.1)          (18.3)             (78.2)            (74.0)
                                                               -----------        --------        -----------        ----------
     Income (loss) before income taxes                               15.4            (1.2)              (4.1)            (46.9)
     Benefit for income taxes                                         0.1             0.4                0.1               0.3
                                                               -----------
                                                                                  --------        -----------        ----------
     Net income (loss)                                     $         15.5     $      (0.8)      $       (4.0)     $      (46.6)
                                                               ===========        ========        ===========        ==========

     Basic earnings (loss) per share                       $         2.60     $     (0.13)      $      (0.66)     $      (7.79)
                                                               ===========        ========        ===========        ==========

     Diluted earnings (loss) per common and
             common equivalent share                       $         2.22     $     (0.13)      $      (0.66)     $      (7.79)
                                                               ===========        ========        ===========        ==========